FIRST SUPPLEMENTAL INDENTURE

BY AND BETWEEN

WPS RESOURCES CORPORATION

AND

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

_________________

Dated as of December 1, 2006

SUPPLEMENTAL TO

INDENTURE DATED AS OF NOVEMBER 13, 2006

6.11% Junior Subordinated Notes Due 2066

FIRST SUPPLEMENTAL INDENTURE

        This FIRST SUPPLEMENTAL INDENTURE is made as of December 1, 2006 (the “First Supplemental Indenture”) by and between WPS RESOURCES CORPORATION, a corporation duly organized and existing under the laws of the State of Wisconsin (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as trustee (the “Trustee”), under the Indenture, dated as of November 13, 2006, by and between the Company and the Trustee (the “Base Indenture” and, together with this First Supplemental Indenture, the “Indenture”).

RECITALS

        WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the issuance from time to time of the Company’s unsecured subordinated debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as might be determined by the Company under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

        WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its Securities, to be known as its 6.11% Junior Subordinated Notes Due 2066 (the “Junior Subordinated Notes”), the form and substance of the Junior Subordinated Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture;

        WHEREAS, the Company desires that the Junior Subordinated Notes be originally issued on December 1, 2006, in an aggregate principal amount of $300,000,000, pursuant to the Indenture; and

        WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Junior Subordinated Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

AGREEMENT

        NOW, THEREFORE, in consideration of the purchase and acceptance of the Junior Subordinated Notes by the holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Junior Subordinated Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE I
DEFINITIONS

    1.1 Definition of Terms. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (a)  the terms not otherwise defined herein which are defined in the Base Indenture have the same meanings when used in this First Supplemental Indenture;

        (b)  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

        (c)  all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

        (d)  the word “including” (and with correlative meaning “include”) means including, without limiting the generality of, any description preceding such term;

        (e)  a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise stated;

        (f)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

        (g)  the Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof;

        “Additional Interest” has the meaning specified in Section 2.4(a).

        “Administrative Action” means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation.

        “Base Indenture” has the meaning specified in the Preamble to this First Supplemental Indenture.

        “Business Day” means any day that is not a Saturday, a Sunday, or a day on which banks in New York City are authorized or obligated by law or executive order to remain closed, or a day on which the Corporate Trust Office of the Trustee is closed for business.

        “Calculation Agent” means JPMorgan Chase Bank, N.A., or its successor appointed by the Company, acting as calculation agent.

        “Company” has the meaning specified in the Preamble to this First Supplemental Indenture.

        “Comparable Treasury Issue” means, with respect to any Redemption Date, the United States Treasury security selected by the Calculation Agent as having a maturity comparable to the time period from the Redemption Date to December 1, 2016 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a term to maturity comparable to such time period. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 1, 2016, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

        “Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average, after excluding the highest and lowest such Reference Treasury Dealer Quotations, of up to five Reference Treasury Dealer Quotations for such Redemption Date, or (B) if the Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        “Fixed Interest Rate” has the meaning specified in Section 2.4(a).

        “Fixed Rate Period” has the meaning specified in Section 2.4(a).

        “Floating Interest Rate” has the meaning specified in Section 2.4(a).

        “Floating Rate Period” has the meaning specified in Section 2.4(a).

        “Indenture” has the meaning specified in the Preamble to this First Supplemental Indenture.

        “Interest Payment Date” has the meaning specified in Section 2.4(a).

        “Interest Rate” has the meaning specified in Section 2.4(a).

        “Junior Subordinated Notes” has the meaning specified in the Recitals to this First Supplemental Indenture.

        “LIBOR Business Day” means any Business Day on which dealings in deposits in U.S. dollars are transacted in the London Inter-Bank Market.

        “LIBOR Interest Determination Date” means the second LIBOR Business Day preceding each LIBOR Rate Reset Date.

        “LIBOR Rate Reset Date” means, subject to Section 2.4(b), March 1, June 1, September 1 and December 1 of each year, beginning March 1, 2017.

        “Make-Whole Amount” means an amount equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Notes being redeemed or (ii) as determined by the Calculation Agent as of the Redemption Date, the sum of the present value of each scheduled payment of principal of and interest on the Junior Subordinated Notes from the Redemption Date to December 1, 2016 (assuming, solely for the purposes of this calculation, that the principal amount of the Junior Subordinated Notes to be redeemed was payable on December 1, 2016), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 25 basis points.

        “Optional Deferral Period” has the meaning specified in Section 4.1.

        “Rating Agency” means any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that publishes a rating for the Company as of the date of original issuance of the Junior Subordinated Notes.

        “Rating Agency Event” means the determination by the Company of a change by any Rating Agency in the equity credit criteria for securities such as the Junior Subordinated Notes resulting in a lower equity credit to the Company than the equity credit assigned by such Rating Agency to the Junior Subordinated Notes on the date of original issuance of the Junior Subordinated Notes.

        “Rating Agency Event Make-Whole Amount” means an amount equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Notes being redeemed or (ii) as determined by the Calculation Agent as of the Redemption Date, the sum of the present value of each scheduled payment of principal of and interest on the Junior Subordinated Notes from the Redemption Date to December 1, 2016 (assuming, solely for the purposes of this calculation, that the principal amount of the Junior Subordinated Notes to be redeemed was payable on December 1, 2016), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.

        “Reference Treasury Dealer” means JPMorgan Chase Bank, N.A., Banc of America Securities LLC and up to three additional nationally recognized investment banking firms specified by the Company that are primary U.S. Government Securities dealers.

        “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

        “Regular Record Date” means (i) so long as the Junior Subordinated Notes remain in book-entry only form registered in the name of the Depositary or its nominee, the Business Day immediately preceding the applicable Interest Payment Date or (ii) at any time the Junior Subordinated Notes are not in book-entry only form registered in the name of the Depositary or its nominee, the fifteenth calendar day (whether or not a Business Day) immediately preceding the applicable Interest Payment Date.

        “Securities” has the meaning specified in the Recitals to this First Supplemental Indenture.

        “Senior Indebtedness” means, with respect to the Company, (i) the principal of, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); except in each case for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Notes, as the case may be, (2) any indebtedness from the Company to any Affiliate of the Company and (3) any accrued liabilities of the Company arising in the ordinary course of business.

        “Tax Event” means the receipt by the Company of an opinion of counsel experienced in tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties, (b) an Administrative Action or (c) any amendment to, clarification of, or change in the official position or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to an Administrative Action that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective or the Administrative Action is taken or issued, or interpretation or pronouncement is issued after the date of original issuance of the Junior Subordinated Notes, there is more than an insubstantial risk that interest payable by the Company on the Junior Subordinated Notes is not deductible, or within 90 days of the date of such opinion would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

        “Tax Event Make-Whole Amount” means an amount equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Notes being redeemed or (ii) as determined by the Calculation Agent as of the Redemption Date, the sum of the present value of each scheduled payment of principal of and interest on the Junior Subordinated Notes from the Redemption Date to December 1, 2016 (assuming, solely for the purposes of this calculation, that the principal amount of the Junior Subordinated Notes to be redeemed was payable on December 1, 2016), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.

        “Telerate Page 3750” means the display designated as “Telerate page 3750” on Moneyline Telerate, Inc. (or such other page as may replace “Telerate page 3750” on such service) or such other service displaying the London Inter-Bank offered rates of major banks, as may replace Moneyline Telerate, Inc.

        “Three-Month LIBOR Rate” means the rate determined in accordance with the following provisions:

        (1)  On the LIBOR Interest Determination Date, the Calculation Agent will determine the Three-Month LIBOR Rate which shall be the rate for deposits in U.S. dollars having a three-month maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

        (2)  If no rate appears on Telerate Page 3750 on the LIBOR Interest Determination Date, the Calculation Agent will request the principal London offices of four major reference banks in the London Inter-Bank Market to provide it with their offered quotations for deposits in U.S. dollars for the period of three months, commencing on the applicable LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of those quotations. If fewer than two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the Calculation Agent are not providing quotations in the manner described by this paragraph, the rate for the quarterly interest period following the LIBOR Interest Determination Date will be the rate in effect on that LIBOR Interest Determination Date.

        “Treasury Rate” means (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the time period from the Redemption Date to December 1, 2016, (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to such time period shall be determined by the Calculation Agent and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

        “Trustee” has the meaning specified in the Preamble to this First Supplemental Indenture.

ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED NOTES

    2.1 Designation and Principal Amount; Original Issuance; Further Issues.

        (a)  There is hereby authorized a new series of Securities, to be designated the “6.11% Junior Subordinated Notes Due 2066.” The aggregate principal amount of Securities of this series shall not be limited.

        (b)  Junior Subordinated Notes in the initial aggregate principal amount of $300,000,000 may be executed by the Company and delivered to the Trustee for authentication by the Trustee, together with a Company Order for the authentication and delivery of such Junior Subordinated Notes, and the Trustee shall thereupon authenticate and make such Junior Subordinated Notes available for delivery in accordance with the Company Order.

        (c)  Additional Junior Subordinated Notes may, without the consent of the holders of the then Outstanding Junior Subordinated Notes, be authenticated and delivered in the manner provided in Section 3.03 of the Base Indenture. Any such additional Junior Subordinated Notes will have the same Stated Maturity and other terms, and shall be consolidated with and form part of the same series, as the Junior Subordinated Notes initially issued under this First Supplemental Indenture, except that in the case of any such additional Junior Subordinated Notes that are issued following the initial Interest Payment Date, interest shall first begin to accrue on such additional Junior Subordinated Notes on the Interest Payment Date immediately preceding the date of issuance of such additional Junior Subordinated Notes.

    2.2 Stated Maturity. The date on which the principal of the Junior Subordinated Notes shall be due and payable is December 1, 2066, which may not be shortened or extended.

    2.3 Form and Payment; Depositary.

        (a)  The Junior Subordinated Notes shall be issued in fully registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Trustee is hereby appointed Security Registrar and Paying Agent for the Junior Subordinated Notes, and the Place of Payment for the Junior Subordinated Notes will be the Corporate Trust Office of the Trustee.

        (b)  The Junior Subordinated Notes will initially be issued in the form of one or more Global Securities. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities. Initially, the Global Securities shall be registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

    2.4 Interest.

        (a)  Each Junior Subordinated Note will bear interest at (i) the rate of 6.11% per annum (the “Fixed Interest Rate”) from the date of its issuance up to, but not including, December 1, 2016 or earlier Redemption Date (the “Fixed Rate Period”), and (ii) the Three-Month LIBOR Rate plus 212 basis points (2.12%), reset quarterly on the LIBOR Rate Reset Dates (the “Floating Interest Rate” and, together with the Fixed Interest Rate, the “Interest Rate”), from December 1, 2016 up to, but not including, the Stated Maturity or earlier Redemption Date (the “Floating Rate Period”), and will bear interest on any overdue principal at the then prevailing Interest Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the then prevailing Interest Rate (“Additional Interest”), compounded semi-annually for the Fixed Rate Period and quarterly for the Floating Rate Period, payable (subject to the provisions of Article IV) semi-annually in arrears on June 1 and December 1 of each year during the Fixed Rate Period, beginning June 1, 2007, and quarterly in arrears on March 1, June 1, September 1 and December 1 of each year during the Floating Rate Period, beginning March 1, 2017 (each, an “Interest Payment Date”), to the Person in whose name such Junior Subordinated Note is registered, subject to certain exceptions, at the close of business on the Regular Record Date next preceding such Interest Payment Date.

        (b)  During the Fixed Rate Period, the amount of interest payable for any semi-annual interest accrual period will be computed on the basis of a 360-day year of twelve 30-day months, and during the Floating Rate Period, the amount of interest payable for any quarterly interest accrual period will be computed on the basis of the actual number of days elapsed in the interest period (determined by including the first day of the interest period and excluding the last day of the interest period) divided by 360. During the Fixed Rate Period, if an Interest Payment Date or a Redemption Date of the Junior Subordinated Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date or the Redemption Date, as applicable. During the Floating Rate Period, if any Interest Payment Date, other than a Redemption Date or the Stated Maturity of the Junior Subordinated Notes, falls on a day that is not a Business Day, the Interest Payment Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. Also, if a Redemption Date or the Stated Maturity of the Junior Subordinated Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Redemption Date or the Stated Maturity, as applicable. During the Floating Rate Period, if any LIBOR Rate Reset Date falls on a day that is not a Business Day, the LIBOR Rate Reset Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the LIBOR Rate Reset Date will be the immediately preceding Business Day. During the Floating Rate Period, the interest rate in effect on any LIBOR Rate Reset Date will be the applicable interest rate as reset on that date and the interest rate applicable to any other day will be the interest rate as reset on the immediately preceding LIBOR Rate Reset Date.

    2.5 Events of Default. For purposes of the Junior Subordinated Notes only, clause (3) of Section 5.01 of the Base Indenture shall not apply, and clause (1) of Section 5.01 of the Base Indenture shall be amended to read as follows: “(1) the Company defaults in the payment of interest on any Junior Subordinated Note when such interest becomes due and payable and such default continues for a period of 30 days (subject to the Company’s rights pursuant to Article IV of the First Supplemental Indenture to optionally defer interest payments on the Junior Subordinated Notes); or.” For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee or the holders of the Junior Subordinated Notes, no breach by the Company of any covenant or obligation under the Indenture or the terms of the Junior Subordinated Notes shall be an Event of Default except those that are specifically identified as an Event of Default.

    2.6 Certain Covenants Do Not Apply to Junior Subordinated Notes. The covenants set forth in Section 13.02 and Section 13.03 of the Base Indenture (the “Inapplicable Covenants”) do not apply to the Junior Subordinated Notes. Holders of the Junior Subordinated Notes may not require the Company to comply with the terms of the Inapplicable Covenants, and noncompliance by the Company with the terms of the Inapplicable Covenants shall not be deemed to be an Event of Default with respect to the Junior Subordinated Notes.

ARTICLE III
REDEMPTION OF THE JUNIOR SUBORDINATED NOTES

    3.1 Tax Event Redemption. If a Tax Event shall occur and be continuing, the Company may redeem the Junior Subordinated Notes within 90 days after the occurrence of that Tax Event, in whole, but not in part, before December 1, 2016, at a Redemption Price equal to the Tax Event Make-Whole Amount, plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.

    3.2 Rating Agency Event Redemption. If a Rating Agency Event shall occur and be continuing, the Company may redeem the Junior Subordinated Notes, in whole or in part on one or more occasions before December 1, 2016, at a Redemption Price equal to the Rating Agency Event Make-Whole Amount, plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.

    3.3 Optional Redemption by Company. The Company may redeem the Junior Subordinated Notes, in whole or in part on one or more occasions before December 1, 2016, at a Redemption Price equal to the Make-Whole Amount, plus any accrued and unpaid interest thereon to, but not including, the Redemption Date. The Company may redeem the Junior Subordinated Notes, in whole or in part on one or more occasions on or after December 1, 2016, at a Redemption Price equal to 100% of their principal amount, plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.

    3.4 No Sinking Fund. The Junior Subordinated Notes are not entitled to the benefit of any sinking fund.

ARTICLE IV
OPTION TO DEFER INTEREST PAYMENTS

    4.1 Option to Defer Interest Payments.

        (a)  The Company may, at its option, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not extend beyond the Stated Maturity of the Junior Subordinated Notes, and the Company may not begin a new Optional Deferral Period until it has paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period.

        (b)  Any interest on the Junior Subordinated Notes that has been deferred by the Company pursuant to Section 4.1(a) will accrue Additional Interest at a rate equal to the Interest Rate then applicable to the Junior Subordinated Notes, to the extent permitted by applicable law. Once the Company pays all deferred interest payments on the Junior Subordinated Notes, including any Additional Interest, it shall be entitled to again defer interest payments on the Junior Subordinated Notes pursuant to Section 4.1(a), but not beyond the Stated Maturity of the Junior Subordinated Notes.

        (c)  Subject to the exceptions set forth in Section 4.1(d), unless the Company has paid all accrued and payable interest on the Junior Subordinated Notes, the Company will not, and will not permit any of its Subsidiaries to, do any of the following:

(1) declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of the Company’s capital stock;

(2) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank equally with or junior in interest to the Junior Subordinated Notes; or

(3) make any guarantee payments on any guarantee of debt securities if the guarantee ranks equally with or junior in interest to the Junior Subordinated Notes;

        (d)  The Company shall be permitted at any time, including during an Optional Deferral Period, to do any of the following:

(1) pay any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

(2) declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan or repurchase such rights; and

(3) purchase the Company’s common stock for issuance pursuant to any employee benefit plans or dividend reinvestment and stock purchase plans.

    4.2 Notice of Deferral. The Company shall provide to the Trustee written notice of any optional deferral of interest pursuant to Section 4.1(a) at least 10 Business Days and not more than 60 Business Days prior to the applicable Interest Payment Date. The Trustee shall forward such notice promptly to each holder of record of Junior Subordinated Notes.

ARTICLE V
FORM OF JUNIOR SUBORDINATED NOTE

    5.1 Form of Junior Subordinated Note. The Junior Subordinated Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.

ARTICLE VI
MISCELLANEOUS

    6.1 Ratification of Indenture; First Supplemental Indenture Controls. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

    6.2 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

    6.3 Governing Law. This First Supplemental Indenture and each Junior Subordinated Note shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of Wisconsin.

    6.4 Separability. In case any provision contained in this First Supplemental Indenture or in the Junior Subordinated Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of all other provisions of this First Supplemental Indenture or of the Junior Subordinated Notes shall not in any way be affected or impaired thereby.

    6.5 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

WPS RESOURCES CORPORATION
By: /s/ Bradley A. Johnson
Name: Bradley A. Johnson
Title: Vice President Treasurer

Attest:

/s/ Barth J. Wolf
Name:  Barth J. Wolf
Title:    Secretary

U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By: /s/ Peter Brennan
Name: Peter Brennan
Title: Vice President

EXHIBIT A

[Form of Junior Subordinated Note]

EXHIBIT A

(FORM OF FACE OF JUNIOR SUBORDINATED NOTE)

        [THIS NOTE IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF, AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL JUNIOR SUBORDINATED NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]*

        [UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

* Insert in Global Security.

WPS RESOURCES CORPORATION

$________________

6.11% JUNIOR SUBORDINATED NOTES DUE 2066

Dated: December 1, 2006

NUMBER: ____	CUSIP NO: 92931B AC 0

Registered Holder: ____________

        WPS RESOURCES CORPORATION, a corporation duly organized and existing under the laws of the State of Wisconsin (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum of __________________________ Dollars ($              ) on December 1, 2066, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. The Company further promises to pay to the registered Holder of this note (the “Security”) as hereinafter provided (a) interest on said principal sum (subject to deferral as set forth herein) at the rate of 6.11% per annum, in like coin or currency, semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 2007 until December 1, 2016, and thereafter at the rate per annum equal to the Three-Month LIBOR Rate plus 2.12% (determined in the manner set forth in the First Supplemental Indenture hereinafter referred to), reset quarterly on each LIBOR Rate Reset Date, in like coin or currency, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each an “Interest Payment Date”), from the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this Security, in which case from December 1, 2006 or (ii) the date hereof is before an Interest Payment Date but after the related Regular Record Date (as defined below), in which case from such following Interest Payment Date; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for or if no interest has yet been paid or duly provided for on this Security, in which case from December 1, 2006), until the principal hereof is paid or duly provided for, plus (b) Additional Interest, as defined in the Indenture, to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the then prevailing rate per annum borne by this Security, compounded semi-annually or quarterly, as applicable.

        The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Security is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. While this Security bears interest at a fixed rate, interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months, and while this Security bears interest at the Three-Month LIBOR Rate, the amount of interest payable on this Security for any period will be computed on the basis of the actual number of days elapsed in the relevant interest period divided by 360.

        At the Company’s option, it may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not extend beyond the Stated Maturity of the Junior Subordinated Notes, and the Company may not begin a new Optional Deferral Period until it has paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period.

        Any deferred interest on the Junior Subordinated Notes will accrue Additional Interest at a rate equal to the Interest Rate then applicable to the Junior Subordinated Notes, to the extent permitted by applicable law. Once the Company pays all deferred interest payments on the Junior Subordinated Notes, including any Additional Interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the Stated Maturity of the Junior Subordinated Notes.

        Subject to the exceptions set forth below, unless the Company has paid all accrued and payable interest on the Junior Subordinated Notes, the Company will not, and will not permit its Subsidiaries to, do any of the following:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of the Company's capital stock;

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank equally with or junior in interest to the Junior Subordinated Notes; or

•	make any guarantee payments on any guarantee of debt securities if the guarantee ranks equally with or junior in interest to the Junior Subordinated Notes.

        However, the Company shall be permitted at any time, including during an Optional Deferral Period, to do any of the following:

•	pay any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•	declare or pay a dividend in connection with the implementation of a shareholders' rights plan, or issue stock under such a plan or repurchase such rights; and

•	purchase the Company’s common stock for issuance pursuant to any employee benefit plans or dividend reinvestment and stock purchase plans.

        The Company shall provide to the Trustee written notice of any optional deferral of interest at least 10 Business Days and not more than 60 Business Days prior to the applicable Interest Payment Date. The Trustee shall forward such notice promptly to each holder of record of Junior Subordinated Notes.

        This Security is issued pursuant to the Indenture, dated as of November 13, 2006, between the Company, as issuer, and U.S. Bank National Association, as trustee, as supplemented by a First Supplemental Indenture, dated as of December 1, 2006 (as so supplemented and as further supplemented or amended from time to time, the “Indenture”). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Junior Subordinated Notes. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.

        The amount of Securities of this series that the Company may issue is not limited.

        The Junior Subordinated Notes evidenced by this Security may be transferred or exchanged only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        The indebtedness of the Company evidenced by this Security, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment and upon liquidation to the Company’s obligations to Holders of Senior Indebtedness of the Company and each Holder of this Security, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

        This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

        IN WITNESS WHEREOF, WPS RESOURCES CORPORATION has caused this instrument to be duly executed and its corporate seal to be hereunto affixed.

WPS RESOURCES CORPORATION
By: ______________________________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:________________

        This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By: ______________________________________
Authorized Signatory

(FORM OF REVERSE OF JUNIOR SUBORDINATED NOTE)

        As provided in and subject to the provisions in the Indenture, the Company may redeem the Junior Subordinated Notes, in whole or in part on one or more occasions before December 1, 2016, at a Redemption Price equal to the Make-Whole Amount, plus any accrued and unpaid interest thereon to, but not including, the Redemption Date. The Company may also redeem the Junior Subordinated Notes, in whole or in part on one or more occasions on or after December 1, 2016, at a Redemption Price equal to 100% of their principal amount, plus any accrued and unpaid interest thereon to, but not including, the Redemption Date. In addition, (i) if a Tax Event shall occur and be continuing, the Company may redeem the Junior Subordinated Notes within 90 days after the occurrence of that Tax Event, in whole, but not in part, before December 1, 2016, at a Redemption Price equal to the Tax Event Make-Whole Amount, plus any accrued and unpaid interest thereon to, but not including, the Redemption Date or (ii) if a Rating Agency Event shall occur and be continuing, the Company may redeem the Junior Subordinated Notes, in whole or in part on one or more occasions before December 1, 2016, at a Redemption Price equal to the Rating Agency Event Make-Whole Amount, plus any accrued and unpaid interest thereon to, but not including, the Redemption Date.

        If an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Junior Subordinated Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of this Security shall bind every future Holder of this Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security, at the places, at the respective times, at the rates and in the coin or currency herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered on the Security Register upon surrender of this Security for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any service charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge that may be imposed in connection therewith. Upon any such registration of transfer, a new Security or Securities of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner of this Security for the purpose of receiving payment of principal of (and premium, if any) and, subject to the provisions on the face hereof, interest due hereon and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

        The Company and, by acceptance of this Security or a beneficial interest in this Security, each Holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

        This Security shall be governed by and construed in accordance with the laws (other than the choice of law provisions thereof) of the State of Wisconsin.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

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(please insert Social Security or other identifying number of assignee)

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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

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_________________________________________________________________________________________________.

_________________________________________________________________________________________________.

_________________________________________________________________________________________________.

_________________________________________________________________________________________________.

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agent to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: __________________ __, ____

____________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.